UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2004

AMERICAN BUSINESS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22474	87-0418807

(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Penn Square East, Philadelphia, PA 19107

(Address of principal executive offices/Zip Code)

Registrant’s telephone number, including area code: 215-940-4000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On August 2, 2004, American Business Financial Services, Inc., a Delaware corporation (the “Company”), issued a press release, attached hereto as Exhibit 99.1, regarding the extension of the expiration date of its exchange offer to August 23, 2004. The first closing of the exchange offer was completed on June 30, 2004. The Company announced that the second phase of its exchange offer closed on July 31, 2004 and that during such second phase approximately $25.2 million of the investment notes were exchanged for approximately $12.3 million of senior collateralized subordinated notes and approximately 12.9 million shares of Series A convertible preferred stock. In total, since the exchange offer began on May 14, 2004, approximately $85.9 million of the investment notes were exchanged for approximately $40.9 million of senior collateralized subordinated notes and approximately 45.0 million shares of Series A convertible preferred stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired
None.
(b)	Pro-forma Financial Information
None.
(c)	Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release issued by the Company on August 2, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2004

AMERICAN BUSINESS FINANCIAL SERVICES, INC.

By:	/s/ Stephen M. Giroux
Name:	Stephen M. Giroux
Title:	Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on August 2, 2004.